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                                 Exhibit 10aaa

                         LEVI STRAUSS ASSOCIATES INC.
                 1992 EXECUTIVE STOCK APPRECIATION RIGHTS PLAN

                               ________________

                                  AMENDMENTS

          WHEREAS, Levi Strauss Associates Inc. (the "Company") has established the Levi Strauss Associates Inc. 1992 Executive Stock Appreciation Rights Plan (the "SAR Plan");

          WHEREAS, the Company desires to amend the SAR Plan to provide for an orderly and systematic division of interests under the SAR Plan pursuant to an appropriate domestic relations order;

          WHEREAS, by resolutions duly adopted on June 18, 1992, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the employee benefit plans of the Company and to delegate to any other officer of the Company the authority to adopt certain amendments to such plans (the "Delegation"); and

          WHEREAS, on June 1, 1993, pursuant to the Delegation, Robert D. Haas delegated to Donna J. Goya, Senior Vice President, the authority to amend the employee benefit plans of the Company subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof;

          NOW, THEREFORE, effective as of the date hereof, the Company amends
Section 7 of the SAR Plan in its entirety to read as set forth below:


               No Rights or other rights granted under or provided by this Plan are assignable or otherwise transferable by holders or Employees, except by will, by the laws of descent and distribution, or as provided in the following paragraph.

               The foregoing provisions notwithstanding, any Right or other right under the Plan may be transferred to any "alternate payee," as such person is defined in section 414(p)(8) of the Code, as provided in any domestic relations order with respect to the Plan which would constitute a qualified domestic relations order within the meaning of section 414(p)(1)(A) of the Code if the Plan were subject to section 414(p) of the Code. Determinations under this paragraph, including but not limited to determination of whether an order would constitute a qualified domestic relations order, shall be

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          made by the Committee in its sole discretion. The rights of any alternate payee hereunder are subject to the provisions of the Plan as administered with respect to alternate payees, and the Committee may require an alternate payee to acknowledge that his or her rights are subject to such provisions.


     IN WITNESS WHEREOF, the undersigned has set her hand hereunto as of the date set forth below.


_____________________                  _________________________________________
Date                                   Donna J. Goya

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